EXHIBIT (e)

Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft

We hereby consent to the inclusion in this Annual Report on Form 18-K of Landwirtschaftliche Rentenbank of the translation of our original Germany auditor’s report dated March 12, 2003 in the form issued for the original German financial statements of Landwirtschaftliche Rentenbank for the year ended December 31, 2002 and to the incorporation by reference of such information in the Registration Statement under Schedule B of Landwirtschaftliche Rentenbank to be filed with the Securities and Exchange Commission of the United States of America. We note that our original German auditor’s report was given only with respect to the original and complete German financial statements and not to the English translation of the financial statements.

We also consent in this regard to the reference to Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft under the heading “Financial Statements” in this Annual Report on Form 18-K.

Dusseldorf, June 25, 2003

Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft

By: /s/ Dr. Gottgens
Dr. Gottgens

By: /s/ Dr. Braun
Dr. Braun